Exhibit 99.1

Local Corporation Reports Second Quarter 2013 Financial Results

Company Increases Annual Financial Guidance; Announces Record Mobile Traffic

IRVINE, Calif., Aug. 8, 2013 — Local Corporation (NASDAQ: LOCM), a leading online local media company, today reported its financial results for the second quarter 2013.

“We are pleased to report another strong quarter with 6 percent sequential revenue growth, a $2.8 million improvement in loss from continuing operations and adjusted EBITDA, nearly double that of the first quarter. We raised $5 million during the second quarter to invest in growing our Network business, a strategy that we believe is paying off as evidenced by the 40 percent increase in Network revenue from first quarter 2013 to second quarter 2013,” said Heath Clarke, Local Corporation chairman and CEO. “As a result, we are raising guidance for 2013 revenue to be between $95 million and $97 million and have adjusted EBITDA for 2013 to approximately $5.4 million. We remain very excited about the many growth opportunities in mobile local search and we continue to make investments in this area. We anticipate the release of a world class mobile product in the second half of the year.”

“Beyond the strength of our operating business, our ongoing analysis of our pay-per-call patent portfolio gives us confidence that we own strategic intellectual property in this rapidly emerging space and we expect that, over time, we may be able to generate material licensing revenues from these patents.”

SUMMARY RESULTS

(in thousands, except per share amounts)

	Q2 2013	Q1 2013	Q2 2012
Consumer Properties:
Owned & Operated	$10,917	$12,987	$20,478
Network	11,590	8,283	4,114
Business Solutions	149	194	2,093

Revenue	$22,656	$21,464	$26,685

Adjusted EBITDA*	$1,175	$685	$462
Plus interest and other income (expense), net	(420)	(842)	(97)
Less (provision) benefit for income taxes	(159)	(72)	(44)
Less non-cash depreciation, amortization and stock compensation	(1,691)	(1,670)	(2,148)
Plus revaluation of derivatives	638	5	166
Less net loss from discontinued operations	(3,264)	(219)	(7,172)
Less finance related charges	—	(236)	—
Plus accrual for lease (liability)/asset	155	(256)	—
Less severance charges	(20)	(747)	(514)

GAAP net loss	$(3,586)	$(3,352)	$(9,347)

Diluted Adjusted EBITDA per share*	$0.05	$0.03	$0.02
Diluted GAAP net loss per share	$(0.16)	$(0.15)	$(0.42)
Diluted weighted average shares used for Adjusted EBITDA per share	23,051	22,687	22,219
Diluted weighted average shares used for GAAP net loss per share	22,877	22,564	22,086
Cash	$4,806	$3,067	$7,103

*	See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.

Second Quarter 2013 Results Highlights:

“We were pleased to see sequential revenue growth in the second quarter 2013, particularly with our Network business, coupled with improved bottom-line results. During the quarter, we also improved our working capital and liquidity position by reducing operating expenses, in addition to closing a $5 million convertible note offering,” added Ken Cragun, Local Corporation chief financial officer.

• Revenue – Second quarter 2013 revenue of $22.7 million represents an increase of 6 percent over first quarter 2013 revenue of $21.5 million and a 15 percent decrease from second quarter 2012 revenues of $26.7 million.

• GAAP Net Loss – Second quarter 2013 GAAP Net Loss was $3.6 million, or ($0.16) per diluted share, compared to a first quarter 2013 GAAP Net Loss of $3.4 million, or ($0.15) per diluted share. The second quarter 2013 GAAP net loss included a net loss from discontinued operations of $3.3 million as well as a gain on the revaluation of derivatives of $638,000 and a credit of $155,000 relating to the sublease of an idle leased property.

• Adjusted EBITDA – The company reported positive Adjusted EBITDA for the second quarter 2013 of $1.2 million, or $0.05 per diluted share, as compared to first quarter 2013 positive Adjusted EBITDA of $685,000, or $0.03 per diluted share.

Adjusted EBITDA is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on derivatives’ revaluation; net income (loss) from discontinued operations; impairment charges; LEC receivables reserve; finance-related charges; accrued lease liability/asset; and severance charges.

An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures, is included below, and a reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.

• Cash – The company’s cash balance was $4.8 million as of June 30, 2013, up $1.7 million from its March 31, 2013, cash balance.

• Debt – On June 30, 2013, the company had borrowings of $8.7 million outstanding under its Square 1 Bank credit facility and $5.0 million due related to senior secured convertible notes.

Second Quarter 2013 Operating Highlights:

• Overall, Organic and Mobile Traffic – Overall traffic on the site and network was 93 million monthly unique visitors (MUVs) in the second quarter 2013, down 12 percent from first quarter 2013 traffic and down 8 percent from the year ago period. Organic traffic on the site and network was 43 million MUVs in the second quarter 2013, down 12 percent from the first quarter 2013 and up 10 percent from the year ago period. Organic traffic is defined as all non-SEM sourced traffic. Overall mobile traffic was a record 34 million MUVs in the second quarter 2013, up 6 percent from the first quarter 2013 and up 79 percent from the year ago period. The decrease in traffic is due to adjustments made to our search engine marketing campaigns in response to platform changes by a major traffic partner.

• Ceased Spreebird Business and Sold Assets – In the second quarter 2013, the company made the decision to cease its Spreebird business operations. As part of this decision, the company announced in July 2013 that it sold the assets relating to Spreebird for a minimum price of $210,000. The divestiture of Spreebird is in furtherance of Local Corporation’s exit from the direct SMB sales market announced earlier this year and is expected to result in an annualized improvement in earnings and cash flow for the company of approximately $600,000. The improvements to earnings and cash flow for the second half of the year were taken into account as part of the company’s annual guidance.

• Completed $5.0 Million Convertible Note Financing – On April 11, 2013, the company completed a $5.0 million convertible note financing with two investors. The convertible notes bear interest at 7 percent per year and are convertible into the company’s common stock at $2.01 per share. In connection with the sale of the convertible notes, the company also issued to the investors warrants to purchase 746,268 shares of common stock at an exercise price of $2.01 per share. The convertible notes mature on April 11, 2015, and the warrants are exercisable through April 11, 2018.

Consumer Properties:

Owned & Operated (O&O):

• Revenue – Second quarter 2013 total revenue related to the O&O business unit was $10.9 million, down 16 percent from first quarter 2013 O&O revenue of $13.0 million and down 47 percent from second quarter 2012 O&O revenue of $20.5 million. The decline in O&O revenues are due to a decline in overall traffic coupled with lower monetization.

• Monetization of Traffic – Revenue per thousand visitors (RKV) for second quarter 2013 was $199, down 7 percent from first quarter 2013 RKV of $215 and down 33 percent from second quarter 2012 RKV of $299. This decline was primarily due to ad policy changes and declining revenue per click trends of a major ad supplier.

Network:

• Revenue – Second quarter 2013 total revenue related to the Network business unit was $11.6 million, up 40 percent from the $8.3 million Network revenue recorded in the first quarter 2013 and up 182 percent from the $4.1 million Network revenue recorded in the second quarter 2012. The increase in Network revenue is mainly due to the increase in the number of Network sites during the quarter from over 1,200 in the first quarter 2013, to nearly 1,600 for the second quarter 2013.

• Network Revenue ex-TAC – Second quarter 2013 total Network revenue ex-TAC was $ 4.8 million, up 17 percent from the $4.1 million Network revenue ex-TAC recorded in the first quarter 2013 and up 118 percent from the $2.2 million Network revenue ex-TAC recorded in the second quarter 2012.

Network Revenue ex-TAC is defined as GAAP Network revenue less network traffic acquisition cost. An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures, is included below and a reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.

• Network Sites – The Network business unit ended the second quarter 2013 with nearly 1,600 Network partner sites.

Business Solutions:

• Revenue – Second quarter 2013 revenue was $149,000, down 23 percent from first quarter 2013 revenue of $194,000 and down 93 percent from second quarter 2012 revenue of $2.1 million. The reduction was primarily due to the phasing out of LEC billed subscription customers and the company’s decision to cease its direct sales efforts.

Fiscal 2013 Financial Guidance:

The company is increasing its financial guidance for full year 2013.

Revenue—The company now expects 2013 revenue of between $95 million and $97 million.

Adjusted EBITDA – Positive Adjusted EBITDA for 2013 is expected to be approximately $5.4 million.**

Projected 2013 Adjusted EBITDA Factors:

•	Interest and other income (expense), net of $2.1 million;
•	Income tax provision of $200,000;
•	Depreciation expense of $3.8 million;
•	Amortization expense of $1.1 million;
•	Stock compensation expense of $1.7 million;
•	Severance and non-recurring charges of $1.2 million;
•	Loss from discontinued operations of $3.5 million; and
•	Warrant and conversion option revaluation expense items are undeterminable, but may be significant non-cash gains or losses**

**	The valuation of the warrant liability and the conversion option liability is based in large part on the underlying price and volatility of our common stock during the period. Since we cannot predict this, we cannot project the non-cash gain or loss in connection with these warrants and the conversion option, and therefore, cannot reasonably project our GAAP net income (loss). We, therefore, cannot provide GAAP guidance, but we do report GAAP results.

As previously announced, the company will no longer provide quarterly guidance.

Conference Call Information:

Chairman and CEO Heath Clarke and CFO Ken Cragun will host a conference call today at 5 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-877-454-9136 or 1-617-826-1724, passcode # 20674882. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local Corporation website at: http://ir.local.com. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents, at: www.streetevents.com.

The replay can be accessed for approximately one week starting at 7:30 p.m. Eastern Time the day of the call by dialing 1-800-585-8367 or 1-404-537-3406, passcode # 20674882. A replay of the webcast will be available for approximately 90 days on the company’s website, starting approximately one hour after the completion of the call.

About Local Corporation

Local Corporation (NASDAQ:LOCM) is a leading online local media company that connects brick-and-mortar businesses with over a million online and mobile consumers each day using a variety of innovative digital marketing products. To advertise, or for more information, visit: http://www.localcorporation.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘project,’ ‘forecast,’ ‘potential,’ ‘feel’ and similar expressions and phrases are intended to identify such forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our advertising partners paying less revenue per click and revenues to us for our search results, our ability to purchase advertising from third parties to drive users to our sites, including at a profit, our ability to adapt our business following the shifts in our monetization partners, our ability to monetize the Local.com domain, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to develop, market and operate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to adapt to policy changes promulgated by our advertising partners and traffic acquisition partners, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the integration and future performance of our Krillion business, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, the possibility of impairment of assets associated with the businesses we have acquired, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our advertising products, , our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, our ability to successfully assert our intellectual property rights, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our most recent Annual Report on Form 10-K, recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of “Adjusted EBITDA” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on derivatives’ revaluation; net income (loss) from discontinued operations; impairment charges; LEC receivables reserve; finance related charges; accrued lease liability/asset; and severance charges. Adjusted EBITDA, as defined above, is not a measurement under GAAP. Adjusted EBITDA is reconciled to net income (loss) which we believe is the most comparable GAAP measure. A reconciliation of net income (loss) to Adjusted EBITDA is set forth at the end of this press release.

Management believes that Adjusted EBITDA provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, net income (loss) from discontinued operations, LEC receivables reserve, derivatives’ revaluation charges; finance related charges; accrued lease liability/asset; and severance charges which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted EBITDA in evaluating the overall performance of the company’s business operations.

A limitation of non-GAAP Adjusted EBITDA is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted EBITDA in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted EBITDA provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income (loss) or earnings (loss) per share.

This press release also includes the non-GAAP measure of “Network revenue ex-TAC” which we define as GAAP network revenue less traffic acquisition cost. Network revenue ex-TAC, as defined above, is not a measurement under GAAP. Network revenue ex-TAC is reconciled to GAAP network revenue which we believe is the most comparable GAAP measure. A reconciliation of GAAP network revenue to Network revenue ex-TAC is set forth at the end of this press release.

Management believes that Network revenue ex-TAC provides useful information to investors about the company’s performance because it eliminates the costs associated with acquiring traffic to our Network websites, which we pay to our Network publisher partners and which can vary, as new partners are added or as we experience attrition in our partners. Management uses Network revenue ex-TAC as a means of evaluating the overall performance of the company’s Network business.

A limitation of non-GAAP Network revenue ex-TAC is that it excludes a portion of our Revenue that is material to the calculation of the Company’s overall Revenue. Therefore, management compensates for this limitation by using Network revenue ex-TAC in conjunction with GAAP network revenue. The company believes that Network revenue ex-TAC provides investors with an additional tool for evaluating core performance of the company’s Network business, which management uses in its own evaluation of Network’s performance. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to GAAP network revenue.

# # #

Investor Relations and Media Relations Contact:

Cameron Triebwasser

Local Corporation

949-789-5223

ctriebwasser@local.com

LOCAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

(Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash	$4,806	$3,696
Restricted cash	—	42
Accounts receivable, net of allowances of $307 and $250, respectively	13,430	10,618
Note receivable	218	319
Prepaid expenses and other current assets	1,386	648
Assets held for sale	210	3,452

Total current assets	20,050	18,775
Property and equipment, net	5,948	6,467
Goodwill	19,281	19,281
Intangible assets, net	2,889	3,351
Long term receivable, net of allowances of $1,710 and 1,710, respectively	1,722	1,585
Escrow receivable	390	390
Deposits	72	58

Total assets	$50,352	$49,907

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,756	$8,367
Accrued compensation	1,437	829
Deferred rent	424	452
Warrant liability	573	5
Conversion option liability	971	—
Other accrued liabilities	1,816	1,315
Revolving line of credit	6,042	10,000
Current portion of term loan	1,500	—
Deferred revenue	194	203

Total current liabilities	22,713	21,171
Long-term portion of term loan	1,125	—
Senior secured convertible notes, net of debt discount of $1,996	3,004	—
Deferred income taxes	302	302

Total liabilities	27,144	21,473

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 65,000 shares authorized; 22,877 and 22,172 issued and outstanding, respectively	—	—
Additional paid-in capital	123,749	122,036
Accumulated deficit	(100,541)	(93,602)

Stockholders’ equity	23,208	28,434

Total liabilities and stockholders’ equity	$50,352	$49,907

LOCAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue	$22,656	$26,685	$44,120	$51,034

Costs and expenses:
Cost of revenues	16,452	19,944	32,046	37,225
Sales and marketing	2,009	4,222	5,189	8,290
General and administrative	2,845	2,799	5,791	5,185
Research and development	1,500	1,244	3,236	2,425
Amortization of intangibles	231	676	462	1,457

Total operating expenses	23,037	28,885	46,724	54,582

Operating income (loss)	(381)	(2,200)	(2,604)	(3,548)
Interest and other income (expense), net	(420)	(97)	(1,262)	(194)
Change in fair value of conversion option and warrant liability	638	166	642	108

Income (loss) from continuing operations before income taxes	(163)	(2,131)	(3,224)	(3,634)
Provision for income taxes	159	44	230	99

Net income (loss) from continuing operations	(322)	(2,175)	(3,454)	(3,733)
Income (loss) from discontinued operations (net of taxes)	(3,264)	(7,172)	(3,485)	(8,816)

Net Income (loss)	$(3,586)	$(9,347)	$(6,939)	$(12,549)

Per share data:
Basic and diluted net income (loss) per share from continuing operations	$(0.01)	$(0.10)	$(0.15)	$(0.17)

Basic and diluted net income (loss) per share from discontinued operations	$(0.14)	$(0.32)	$(0.15)	$(0.40)

Basic net income (loss) per share	$(0.16)	$(0.42)	$(0.31)	$(0.57)

Basic weighted average shares outstanding	22,877	22,086	22,721	22,084
Diluted weighted average shares outstanding	22,877	22,086	22,721	22,084

LOCAL CORPORATION

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION

STOCK-BASED COMPENSATION EXPENSE

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cost of revenues	$31	$18	$59	$39
Sales and marketing	116	212	250	451
General and administrative	306	332	596	668
Research and development	73	48	156	100

Total stock-based compensation expense*	$526	$610	$1,061	$1,258

Basic and diluted net stock-based compensation expense per share	$0.02	$0.03	$0.05	$0.06

*- Excludes impact of discontinued operations.

LOCAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(6,939)	$(12,549)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation and amortization	2,569	3,782
Provision for doubtful accounts	350	38
Stock-based compensation expense	1,077	1,473
Non-cash interest expense	186	—
Loss on exchange of warrants	723	—
Change in fair value of conversion option and warrant liability	(642)	(108)
Impairment of goodwill and intangible assets	3,051	6,451
Changes in operating assets and liabilities:
Accounts receivable	(3,162)	(963)
Long term receivable	(137)	(843)
Note receivable	101	128
Prepaid expenses and other	(752)	122
Accounts payable and accrued liabilities	2,469	1,081
Deferred revenue	(9)	(93)

Net cash used in operating activities	(1,115)	(1,481)

Cash flows from investing activities:
Capital expenditures	(1,397)	(1,784)
Restricted cash	42	(32)

Net cash used in investing activities	(1,355)	(1,816)

Cash flows from financing activities:
Proceeds from exercise of options	21	11
Proceeds from issuance of senior secured convertible notes	5,000	—
Payment of financing related costs	(108)	(5)
Payment of revolving credit facility and term loan	(1,333)	—

Net cash (used in) provided by financing activities	3,580	6

Net (decrease) increase in cash	1,110	(3,291)
Cash, beginning of period	3,696	10,394

Cash, end of period	$4,806	$7,103

Supplemental Cash Flow Information:
Interest paid	$247	$212

Income taxes paid	$2	$7

Non-cash financing activities:
Derivative liabilities recorded in connection with the issuance of senior secured convertible notes	$2,182	$—

LOCAL CORPORATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Three Months Ended March 31,
	2013	2012	2013
Net loss	$(3,586)	$(9,347)	$(3,352)
Plus interest and other income (expense), net	420	97	842
Plus provision (benefit) for income taxes	159	44	72
Plus amortization of intangibles	231	676	231
Plus depreciation	934	862	905
Plus stock-based compensation	526	610	534
Less revaluation of derivatives	(638)	(166)	(5)
Plus net loss from discontinued operations	3,264	7,172	219
Plus finance related charges	—	—	236
Plus accrual for lease liability/(asset)	(155)	—	256
Plus severance charges	20	514	747

Adjusted EBITDA	$1,175	$462	$685

Diluted Adjusted EBITDA per share	$0.05	$0.02	$0.03

Diluted weighted average shares outstanding	23,051	22,219	22,687

RECONCILIATION OF NETWORK GAAP REVENUE TO NETWORK REVENUE EX-TAC

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Three Months Ended March 31,
	2013	2012	2013
Network GAAP Revenue	$11,590	$4,114	$8,283
Less Traffic Acquisition Cost	6,811	1,954	4,208

Network Revenue ex-TAC	$4,779	$2,160	$4,075